                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         NORTHSTAR COMPUTER FORMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         NORTHSTAR COMPUTER FORMS, INC.
     [Logo]                7130 Northland Circle North
                         Brooklyn Park, Minnesota 55428


--------------------------------------------------------------------------------

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING
                            TO BE HELD APRIL 11, 2000


TO:  The Shareholders of Northstar Computer Forms, Inc.:

         The annual meeting of the shareholders will be held at Northstar Computer Forms, Inc. 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, on Tuesday, April 11, 2000, at 3:30 p.m. for the following purposes:


     1. To elect a Board of six directors, each to hold office until the next Annual Shareholders Meeting or until their successors are elected;

     2. To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ended October 31, 2000; and

     3. To take action on any other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on February 28, 2000 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Roger T. Bredesen, Chairman

                                                          Minneapolis, Minnesota
                                                                   March 2, 2000


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                         NORTHSTAR COMPUTER FORMS, INC.
     [Logo]
                           7130 NORTHLAND CIRCLE NORTH
                         BROOKLYN PARK, MINNESOTA 55428

-------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                  MARCH 2, 2000


                                 GENERAL MATTERS

SOLICITATION OF PROXIES

     This Proxy Statement, mailed on or about March 2, 2000, is furnished to shareholders of Northstar Computer Forms, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 11, 2000, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

VOTING, EXECUTION AND REVOCATION OF PROXIES

     Only stockholders of record at the close of business on February 28, 1999, will be entitled to vote. As of that date, the Company had 2,747,858 shares of Common Stock outstanding and entitled to vote. Each shareholder is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

     If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for Director, FOR ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending October 31, 2000, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders, or 1,373,929 shares, constitutes a quorum for the transaction of business.

     A list of those shareholders entitled to vote at the Annual Meeting will be available for a period of 10 days prior to the Annual Meeting for examination by any shareholder at the Company's principal executive offices, 7130 Northland Circle North, Brooklyn Park, Minnesota, and at the Annual Meeting itself.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                         SECURITY OWNERSHIP OF PRINCIPAL
                             HOLDERS AND MANAGEMENT

     The following table sets forth as of January 1, 2000 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's capital stock, by each director and by all executive officers and directors as a group. Except as otherwise indicated, the persons listed possess all voting and investment power with respect to the shares listed for them.

NAME AND ADDRESS                                    AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP                     PERCENT OF CLASS
-------------------                                 --------------------                     ----------------
Roger T. Bredesen                                           211,698 Shares   (1)                       7.7%
7130 Northland Circle North
Brooklyn Park, MN  55428

Roger T. Bredesen                                           214,800 Shares                             7.8%
Income Trust A dated
June 29, 1990
E. Burke Hinds, Trustee
150 So. 5th Street, Suite 1800
Minneapolis, MN  55402

Roger T. Bredesen                                           214,800 Shares                             7.8%
Income Trust B dated
June 29, 1990
Clarence J. Hynes, Trustee
1433 Utica Avenue So.
Minneapolis, MN  55416

E. Fay Bredesen Income Trust                                223,105 Shares                             8.1%
dated June 29, 1990
Wendall J. Davidson, Trustee
11931 54th Avenue So.
Minneapolis, MN  55442

E. Fay Bredesen 1996 Annuity                                142,065 Shares                             5.2%
Trust U/A dated December 20, 1996
E. Fay Bredesen and E. Burke
Hinds, Trustees
150 So. Fifth Street, Suite 1800
Minneapolis, MN  55402

NAME AND ADDRESS                                    AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP                     PERCENT OF CLASS
-------------------                                 --------------------                     ----------------
E. Burke Hinds, Trustee of                                  396,304 Shares   (2)                      14.4%
Various Bredesen Trusts
150 So. Fifth Street, Suite 1800
Minneapolis, MN  55402

John Mutschler                                                3,400 Shares   (3)                       *
7130 Northland Circle North
Brooklyn Park, MN  55428

Kenneth E. Overstreet                                       113,216 Shares   (4)                       4.0%
7130 Northland Circle North
Brooklyn Park, MN  55428

J.S. Braun                                                   13,999 Shares   (5)                       *
7130 Northland Circle North
Brooklyn Park, MN  55428

Roy W. Terwilliger                                            8,000 Shares   (6)                       *
7130 Northland Circle North
Brooklyn Park, MN  55428

Dr. Lester A. Wanninger                                       6,000 Shares   (7)                       *
7130 Northland Circle North
Brooklyn Park, MN  55428

All executive officers (5)
and directors as a group
(9 individuals)                                             422,186 Shares   (1, 3-8)                 14.7%

--------------------------------
* Represents less than 1%
(1) Includes 39,439 shares held in an annuity trust, 13,060 shares in a revocable trust and 14,199 shares held in the Company's Profit Sharing Plan and Trust in a segregated directed account.
(2) Represents 214,800 shares beneficially owned by the Roger T. Bredesen Income Trust A dated June 29, 1990, 142,065 shares beneficially owned by the E. Fay Bredesen 1996 Annuity Trust U/A dated December 20, 1996 and 39,439 shares beneficially owned by the Roger T. Bredesen 1996 Annuity Trust U/A dated December 20, 1996, as to all of which trusts Mr. Hinds serves as trustee.
(3) Includes 900 shares owned by a profit sharing trust of which Mr. Mutschler is a co-trustee.
(4) Includes 70,000 shares issuable upon exercise of currently exercisable options and 3,216 shares held in the Company's Profit Sharing Plan in a segregated directed account.
(5) Includes 10,000 shares issuable upon exercise of currently exercisable options.
(6)      Consists of 8,000 shares issuable under currently exercisable options.
(7) Consists of 6,000 shares issuable upon exercise of currently exercisable options.
(8) Includes 27,900 shares issuable to three officers upon exercise of currently exercisable options.

                              ELECTION OF DIRECTORS

                       NOMINEES FOR ELECTION AS DIRECTORS

     The Board of Directors currently consists of six persons. Each Director will be elected to serve until the Annual Meeting of Shareholders to be held in 2001 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election.

     The Board of Directors has nominated for election Roger T. Bredesen, John G. Mutschler, J.S. Braun, Kenneth E. Overstreet, Roy W. Terwilliger and Dr. Lester A. Wanninger. It is intended that proxies accompanying this Proxy Statement will be voted at the 2000 Annual Meeting FOR the election to the Board of all of these individuals. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a Director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The Board recommends a vote FOR the election of the nominees for director.

     The following information is furnished with respect to each nominee as of February 28, 2000:

                                     PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                         EXPERIENCE FOR THE PAST 5 YEARS                            DIRECTOR SINCE
------------                         -------------------------------                            --------------

Roger T. Bredesen, 73                Chief Executive Officer and Chairman of                            1964
                                     the Board of Directors of the Company
                                     since its incorporation in 1964. Until 1994,
                                     Mr. Bredesen was also President of the
                                     Company, a position he held since founding
                                     the Company.

John G. Mutschler, 71                Director of the Company since 1972.  Mr.                           1972
                                     Mutschler is an attorney in Minnesota, and
                                     since 1958 has been the President of John G.
                                     Mutschler & Associates, Inc., a firm which
                                     designs and administers qualified pension
                                     and profit-sharing plans for businesses in
                                     Minnesota and adjacent states.  He has also
                                     been the President of JGM Agency, Inc., a
                                     firm engaged in the management of real estate,
                                     since 1980.

J.S. Braun, 67                       Director of the Company since 1992.  Mr. Braun                     1992
                                     is the Chairman of Braun Intertec Corporation,
                                     an engineering and environmental consulting firm
                                     that he founded in 1957, Board member of
                                     Community Bank Group and Vice Chairman of
                                     a joint venture firm in China, Yucai-Braun Intertec.

                                    PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                         EXPERIENCE FOR THE PAST 5 YEARS                            DIRECTOR SINCE
------------                         -------------------------------                            --------------

Kenneth E. Overstreet, 58            Director of the Company since 1993. Since
                                     December 1994, Mr. Overstreet has been the                         1993
                                     President of the Company.  From 1989 to 1994, he
                                     was the Executive Vice President of the Company.

Roy W. Terwilliger, 62               Director of the Company since 1994. Since 1992,                    1994
                                     Mr. Terwilliger has been a Minnesota Senator in
                                     District 42.  Since 1989, Mr. Terwilliger has been
                                     President of Community Bank Group, Inc. of Eden
                                     Prairie, Minnesota.

Dr. Lester A. Wanninger, 62          Director of the Company since 1996.  Since 1989,                   1996
                                     Dr. Wanninger has been a faculty member and
                                     coordinator of extension classes in Information
                                     and Decision Sciences at the Carlson School
                                     of Management of the University of Minnesota.
                                     Dr. Wanninger has a Ph.D. in chemical engineering.

BOARD OF DIRECTORS AND COMMITTEES

     MEETINGS. During the fiscal year ended October 31, 1999, there were six meetings of the Board of Directors. All of the meetings were attended by every director except for one by Mr. Braun.

     BOARD COMMITTEES. The Board of Directors has established both an Audit Committee and a Compensation Committee.

     The Audit Committee acts as a liaison between the Company's outside auditing firm and Company management and, in connection therewith, may (i) recommend to the Board of Directors an annual selection or retention of the Company's outside auditing firm, (ii) communicate with the Company's outside auditing firm concerning matters of accounting and auditing policy which such firm may desire to discuss with other than Company management, and (iii) review and recommend to Company management improvements in the Company's accounting and auditing procedures. The members of the Audit Committee in fiscal 1999 consisted of Mr. Mutschler and Dr. Wanninger. The Audit Committee held one meeting during the 1999 fiscal year.

     The Compensation Committee makes recommendations to the Board of Directors respecting the sufficiency and adequacy of the Company's compensation programs for management and other key employees, including (i) salary and bonus programs, (ii) incentive and other stock option programs (including the recommendation of persons who should receive options and the exercise price and other terms therefor), and (iii) other perquisites. The members of the Compensation Committee consist of Messrs. Braun, Mutschler and Terwilliger. One meeting was held in the fiscal year ended October 31, 1999, at which all members of the Compensation Committee were in attendance. The Compensation Committee's Report on Executive Compensation is contained below in this Proxy Statement.

     REMUNERATION OF DIRECTORS. Directors receive annual directors' fees of $3,000 plus $800 per meeting attended (except for the Chairmen of the Compensation and Audit Committees, who are paid $1,000 per meeting attended). In addition, directors of the Company receive options to purchase an aggregate of 10,000 shares of the Company's Common Stock at a purchase price equal to the closing price of the Common Stock on the date of grant.

          The options are granted on the date a director is elected to the Board and vest and become exercisable over a five year period at the rate of twenty percent (20%) per year commencing one year from the date of grant. Mr. Terwilliger and Dr. Wanninger were granted their options under the Company's Outside Directors Stock Option Plan (the "Directors Plan") which provides formula grants of stock options to outside (non-employee) directors ("Outside Directors"). Options granted under the Directors Plan expire at the earlier of (i) ten years from the date of grant, or (ii) one year after the Outside Director ceases to be a member of the Board.

     In addition, on February 5, 1999, the four outside directors were each granted an additional option to purchase 10,000 shares of Common Stock at the average price of the Common stock on the last trading day prior to the date of grant.

                             EXECUTIVE COMPENSATION

     The following table summarizes the cash and non-cash compensation earned by the Company's Chief Executive Officer and its four other executive officers during the past three fiscal years whose annual salary and bonus exceeded $100,000 during the Company's fiscal year ended October 31, 1999.

                                             SUMMARY COMPENSATION TABLE

================================ ========== ============================ ========================== ======================
     NAME AND PRINCIPAL            FISCAL       ANNUAL COMPENSATION              LONG-TERM               ALL OTHER
         POSITION                   YEAR                                       COMPENSATION           COMPENSATION($)(1)
                                    ENDED
                                    10/31
-------------------------------- ---------- ---------------------------- -------------------------- ----------------------
                                            SALARY ($)     BONUS ($)        AWARDS OF OPTIONS (#)
================================ ========== ============================ ========================== ======================
 ROGER T. BREDESEN,                1999          200,000         50,000             -0-                    82,697(2)
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Chairman of the Board             1998          200,000         25,000             -0-                    86,987(2)
                                 ---------- ------------- -------------- -------------------------- ----------------------
                                   1997          200,000         50,000             -0-                    87,799(2)
================================ ========== ============================ ========================== ======================
 KENNETH E. OVERSTREET,            1999          180,000         75,208           35,000                   23,227(3)
                                 ---------- ------------- -------------- -------------------------- ----------------------
 President and Director            1998          180,000         38,924             -0-                    28,429(3)
                                 ---------- ------------- -------------- -------------------------- ----------------------
                                   1997          160,000         64,382             -0-                    20,573(3)
================================ ========== ============================ ========================== ======================
 MARY ANN MORIN,                   1999           95,000         37,040           20,000                   14,014
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Treasurer and                     1998           90,000         17,060             -0-                    13,853
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Chief Financial Officer           1997           84,929         30,546             -0-                    15,353
================================ ========== ============================ ========================== ======================
 STANLEY KLARENBEEK,               1999          105,000         30,995           10,000                    5,893
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Vice President, Sales and         1998          105,000         11,766             -0-                     7,171
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Mrktg. Internal Bank Forms        1997           76,657         27,652           20,000                    4,664
================================ ========== ============= ============== ========================== ======================
 DON E. DEARBORN,                  1999          100,000         36,440           10,000                   15,835
                                 ---------- ------------- -------------- -------------------------- ----------------------
 Vice President (GFS)              1998           90,000         12,001             -0-                    13,542
                                 ---------- ------------- -------------- -------------------------- ----------------------
                                   1997           78,231         33,861             -0-                    20,459
================================ ========== ============= ============== ========================== ======================

(1) Other compensation includes contributions under the Company's Profit Sharing Plan and Trust ($8,089, $8,089, $5,589, $5,893 and $6,852 in
     1999 to each of Messrs./Ms. Bredesen, Overstreet, Morin, Klarenbeek and Dearborn, respectively) and the value of deferred compensation benefits under the Company's Deferred Compensation Plan ($8,938, $8,425 and $8,983 in 1999 for Mr. Overstreet, Ms. Morin and Mr. Dearborn, respectively).

(2) Also includes amounts paid as deferred compensation pursuant to an annual deferred compensation benefit established pursuant to Mr. Bredesen's employment agreement with the Company ($68,408 in 1999, $67,496 in 1998 and $65,786 in 1997) and directors' fees.

(3)  Also includes amounts paid as directors' fees.

STOCK OPTIONS

     The following table summarizes option grants made under the Company's 1994 Employees Incentive Stock Option Plan (the "1994 Plan") during the fiscal year ended October 31, 1999 to the executive officers named in the Summary Compensation table:

                                         OPTION GRANTS IN 1999 FISCAL YEAR

--------------------------- --------------------------------------------------------------------------------------
                                                  Individual Grants(1)
                            --------------------------------------------------------------------------------------
                                                                                         Potential Realizable
                                                                                         Value of Assumed
                                                                                         Annual Rates of
                            Number of      Percentage of                                 Stock Price
                            Securities     Total Options       Exercise of               Appreciation for
                            Underlying     Granted to          Base Price                Option
                            OPTION         Employees in        ($/SHARE)      Expiration Term(2)
  NAME                      GRANTED        FISCAL YEAR                           DATE    -------------------------

                                                                                            5%($)        10% ($)
--------------------------- -------------- ------------------- ------------- ----------- ------------- -----------
Kenneth Overstreet          5,000                16.6%         $ 8.00           02/09     $194,405      $554,193
                            5,000                              $12.00           08/09
                            25,000(3)                          $10.75           10/09
--------------------------- -------------- ------------------- ------------- ----------- ------------- -----------
Mary Ann Morin              5,000                 9.5%         $ 8.00           02/09     $ 30,496      $334,702
                            5,000                              $12.00           08/09
                            10,000(4)                          $10.75           10/09
--------------------------- -------------- ------------------- ------------- ----------- ------------- -----------
Stanley Klarenbeek          5,000                 4.7%         $ 8.00           02/09     $ 62,889      $163,374
                            5,000                              $12.00           08/09
--------------------------- -------------- ------------------- ------------- ----------- ------------- -----------
Don E. Dearborn             5,000                 4.7%         $ 8.00           02/09     $ 62,889      $163,374
                            5,000                              $12.00           08/09
--------------------------- -------------- ------------------- ------------- ----------- ------------- -----------

(1) All options were granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Except for the grants referenced in footnotes (3) and (4) below, options become exercisable 30% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant, and the remaining 40% on the fifth anniversary of the date of grant.

(2) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) These options become exercisable as to 9,275 shares in April 2000, 9,275 shares in April 2001 and 6,450 shares in April 2002.

(4) These options become exercisable as to 7,800 shares in April 2000 and 2,200 shares in April 2001.

     The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation Table as of October 31, 1999:

                            AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

=========================== =============== ============ ============================== ================================
                                                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                SHARES                             OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                               ACQUIRED        VALUE            FISCAL YEAR-END                  FISCAL YEAR-END
           NAME               ON EXERCISE    REALIZED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
--------------------------- --------------- ------------ ------------------------------ --------------------------------
Roger T. Bredesen                N/A            N/A                          0/0                             0/0
--------------------------- --------------- ------------ ------------------------------ --------------------------------
Kenneth Overstreet               N/A            N/A               70,000/35,000(2)               $435,700/12,900
--------------------------- --------------- ------------ ------------------------------ --------------------------------
Mary Ann Morin                   N/A            N/A               15,300/22,700(3)                $90,153/26,157
--------------------------- --------------- ------------ ------------------------------ --------------------------------
Stanley Klarenbeek               N/A            N/A                6,300/42,700(3)                $30,933/26,157
--------------------------- --------------- ------------ ------------------------------ --------------------------------
Don E. Dearborn                  N/A            N/A                6,300/12,700(3)                $30,933/26,157
=========================== =============== ============ ============================== ================================


(1) Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at October 31, 1999 and the exercise price of the options.

(2) Consists of options to purchase 10,000 shares for serving on the Board of Directors, and 95,000 shares under the 1999 Plan.

(3)  Granted pursuant to the 1994 Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with Roger T. Bredesen, its Chief Executive Officer, effective December 17, 1986, to serve in such capacity until terminated by one of the parties upon 90 days' notice. Mr. Bredesen's annual base salary under the Employment Agreement is adjusted annually by the Compensation Committee of the Board of Directors (in 1999, Mr. Bredesen's base salary was $200,000). The Employment Agreement also establishes a ten-year deferred compensation arrangement under which Mr. Bredesen began receiving payments in November 1996 and pursuant to which he received $68,408 for 1999.

     Effective January 1, 2000, the Company entered into new management agreements (the "Agreements") with each of Kenneth Overstreet, Mary Ann Morin, Don E. Dearborn and Stanley Klarenbeek (each an "Executive"), the Company's four senior executive officers other than Roger T. Bredesen. Under the Agreements, Mr. Overstreet is entitled to an annual base salary of $200,000, Ms. Morin is entitled to an annual base salary of $110,000, and Messrs. Dearborn and Klarenbeek are entitled to annual base salaries of $112,000. In addition, each of the Executives is entitled to participate in the Company's incentive compensation programs. Each Agreement has a term of five years, subject to early termination in the event of the Executive's death, disability, resignation or discharge by the Company. Upon the Executive's discharge from employment by the Company for reasons other than for cause (as defined in the Agreements), in the case of Mr. Overstreet and Ms. Morin, the Company is obligated to pay the Executive a sum equal to two times his or her average annual compensation for the five most recently completed calendar years ending before the date of his or her termination, and in the case of Messrs. Dearborn and Klarenbeek, one times their base salary and bonus for the last completed calendar year prior to the date of termination. In addition, each Executive would be entitled to the acceleration of unvested stock options in the event of his or her discharge from the Company. In the event of the Executives' voluntary resignation, they will be entitled to one-times (in the case of Mr. Overstreet and Ms. Morin) or one-half times (in the case of Messrs. Dearborn and Klarenbeek) their base salary and bonus for the last completed calendar year prior to the date of resignation.

     In the event of a change in control of the Company (as defined in the Agreements), the Executives will be entitled to share in a fund to be established by the Company or its successor equal to one percent (1%) of the change in control transaction price, payable one-half at closing of the change in control transaction, and the remainder on the one year anniversary of such date, provided the Executive is still employed with the Company or its successor on such date. Each Executive's proportionate share of this amount is calculated as the percentage by which each person's 1999 base salary bears to all four Executives' 1999 base salary. In addition, upon an Executive's termination from employment with the Company for any reason (other than for cause) within the two years following a change in control, the Executive will be entitled to certain severance payments ranging from two times the Executive's average annual compensation for the previously completed five calendar years to one times such average annual compensation, depending on how long after the change in control the termination occurs.

     The Agreements also provide that the Executives will not compete with the Company for a period of two years after termination of employment, will not divulge confidential information and other customary matters.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW, PHILOSOPHY AND OBJECTIVES

     The Compensation Committee of the Board of Directors, composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's employees, directors and officers. The Committee recommends, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Such recommendations are then discussed by the Board of Directors, which is ultimately responsible for incentive compensation. The Committee also evaluates and oversees other, more broadly based benefit programs of the Company. The objective of the Compensation Committee is to establish a compensation program for executive officers that will motivate and retain management, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

     EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation, including that of the Chief Executive Officer, consists of base salary, annual cash bonuses, long term incentive compensation in the form of stock options and other long term deferred compensation. Executive officers are also entitled to participate in various benefits offered to all of the Company's employees such as profit sharing plan contributions.

     BASE SALARY. The Compensation Committee meets in December of each year to recommend executive officer base salaries for the succeeding calendar year. Base salary decisions are based on what the Committee believes is reasonable in light of each executive's individual performance, the financial results of the Company for the preceding fiscal year, compensation paid to executive officers in prior years and compensation being paid to executive officers of companies similar (in terms of size, type of business, etc.) to the Company.

     ANNUAL CASH BONUS. In addition to base compensation, the Committee reviews an annual bonus pool pursuant to a formula (previously adopted by the Board) based on return on shareholders' equity. For 1999, the pool consisted of 4.625% of the Company's fiscal year net income before taxes, profit sharing, bonus and deferred compensation up to 15% return on shareholders' equity plus 14.5% of its net income above a 15% return on shareholders' equity. After calculating this amount, which for fiscal 1999 was an aggregate of $471,164, the Chief Executive Officer then divides this pool among the executive officers and other employees over a specified seniority level pursuant to a point system which allocates points among participants according to their level of responsibility. The Chief Executive Officer adds up the number of points assigned to all participants in the bonus pool and divides that total into the amount of the bonus pool yielding a bonus amount per point. For example, Kenneth
E. Overstreet was allocated 2,880 points in fiscal 1999 and the least senior employee in the pool was allocated 130 points. All employees participating in the bonus program were allocated a total of 18,045 points, yielding a bonus amount per point of $26.11, which, in Mr. Overstreet's case, translated to a bonus of $75,208. The Committee has the discretion, which it has exercised in prior years, to adjust the aggregate amount of the bonus pool upwards or downwards.

     STOCK OPTION PLAN. The Company also grants stock options under the shareholder-approved 1994 Employees' Incentive Stock Option Plan to executive officers, key personnel and other employees as long term incentive compensation. Currently, 50,752 shares of common stock are reserved for issuance upon exercise of options granted under the Stock Option Plan (out of a total of 500,000 shares available under the Plan). Options are granted at prices equal to the fair market value of the Company's Common Stock on the date of grant. The Committee encourages the use of stock options as a component of compensation because it believes that options most closely tie executive officer compensation to the financial performance of the Company, as evidenced by its stock price. In fiscal 1999, the Company awarded options to Mr. Overstreet, Ms. Morin, Mr. Klarenbeek and Mr. Dearborn, to acquire 35,000 shares, 20,000 shares, 10,000 shares, and 10,000 shares, respectively, under the Plan.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     Roger Bredesen is the founder of the Company and has been its Chief Executive Officer since its inception in 1962. Mr. Bredesen's base salary for fiscal 1999 and 1998 was $200,000. Mr. Bredesen was granted a bonus of $50,000 in fiscal 1999, which was subjectively determined and recommended by the Committee and not based on the annual bonus formula specified above. Mr. Bredesen also received an aggregate of $68,408 in deferred compensation pursuant to his employment agreement with the Company, which provides for payments to be paid over 10 years at a rate which is subject to adjustment annually based upon changes in the Consumer Price Index. Mr. Bredesen began receiving these payments in November, 1996.

     The Compensation Committee will continue to evaluate the Company's executive officer compensation program to ensure that it continues to be reasonable, performance-based and consistent with the Company's overall compensation objectives.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                           John G. Mutschler, Chairman
                                   J.S. Braun
                               Roy W. Terwilliger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As noted above, the Company's Compensation Committee consists of John
G. Mutschler, Chairman, J.S. Braun and Roy W. Terwilliger. No executive officer of the Company is a member of the Compensation Committee.

     No executive officer of the Company serves as a member of the Compensation Committee or is a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones Publishing Index (consisting of a group of 12 companies) (the "Industry Index") and the Nasdaq Stock Market (the "Nasdaq Index").

                                     [CHART]

                         10-94          10-95          10-96           10-97          10-98          10-99

Nasdaq                   $100           $135           $160             $210           $235          $393
NSCF                     $109           $123           $133             $293           $178          $279
Dow Jones
 Publishing Index        $ 99           $117           $141             $187           $209          $278

Assumes $100 invested in close of trading on the last trading day preceding the first day of the fifth preceding year in the Company's Common Stock, the Industry Index, and the Nasdaq Index. The cumulative total return assumes the reinvestment of dividends.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended October 31, 1999, pursuant to Rule 16(a)-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and forms 5 and amendments thereto furnished to the Company with respect to its fiscal year ended October 31, 1999, no one failed to file, on a timely basis, such filings for the Company's 1999 fiscal year.

                          TRANSACTIONS WITH MANAGEMENT

     Effective August 1997, the Company leased its Roseville, Minnesota facility from two trusts controlled by Roger T. Bredesen and his spouse, E. Fay Bredesen. The facility is rented at an annual rate of $191,000 (for the first three Lease years and then escalates based on various price indices thereafter) plus taxes, utilities, insurance, certain repair and maintenance obligations and other operating costs for the property. The initial term of the Lease is 10 years with the Company having the right to extend the term for two additional periods of five years each.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants to examine the accounts of the Company for the fiscal year ending October 31, 2000, and to perform other accounting services. PricewaterhouseCoopers has acted as independent accountants of the Company since 1984. Representatives of PricewaterhouseCoopers are expected to be present at the 2000 Annual Meeting.

     The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers.

                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Northstar Computer Forms, Inc. 2001 Annual Meeting of Shareholders is expected to be held on or about April 5, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about March 1, 2001. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 1, 2000.

                                 OTHER PROPOSALS

     The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Roger T. Bredesen, Chairman

                         NORTHSTAR COMPUTER FORMS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2000
                                      PROXY


The undersigned shareholder of Northstar Computer Forms, Inc. (the "Company") hereby constitutes and appoints either Roger T. Bredesen or Kenneth E. Overstreet, or both of them, his or her proxy, with full power of substitution, to attend the Annual Shareholders Meeting of the shareholders to the Company to be held on April 11, 2000, at 3:30 P.M., Central Time, at Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, MN 55428, or at any and all adjournments thereof, and there to act for and to vote all stock of the undersigned, in the manner specified below, upon the following matters:

1. Election of six directors to serve until the next Annual Shareholders Meeting or until their successors are elected:

    Roger T. Bredesen, John G. Mutschler, J.S. Braun, Kenneth E. Overstreet,
                   Roy W. Terwilliger, and Lester A. Wanninger

            / /          FOR all nominees listed above                     / /       WITHHOLD AUTHORITY to vote
                        (except as indicated to the contrary below)                for all nominees listed above

     (INSTRUCTION: to withhold authority to vote for any individual, write that nominee's name in the space provided below.)

     --------------------------------------------------------------------------

2. Selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 2000.

             / / FOR                 / / AGAINST             / / ABSTAIN

3. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments.

        PLEASE FILL IN, SIGN, AND DATE AND MAIL IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD APRIL 11, 2000, AND PROXY STATEMENT.

                             Dated:                                    , 2000
                                     ----------------------------------


                             --------------------------------------------------


                             --------------------------------------------------
                             IMPORTANT: Signature(s) should correspond with the name appearing on the books of the Company. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.